Exhibit 2.2(b)
                                 --------------
                                State of Wyoming

                                  Office of the
                               Secretary of State

United States of America,
State of Wyoming                     ss.

     1, JOSEPH B. MEYER, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

                              CERTIFICATE OF MERGER

                                       OF

AMERICAN FIRE RETARDANT CORPORATION (UNQUALIFIED) (FL) merged into: AMERICAN FIRE RETARDANT CORPORATION (WY)(SURVIVOR)

Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues this Certificate.


IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State of Wyoming. Done at Cheyenne, the Capital, this 25th day of MARCH A.D., 1999.


[Seal of the State of Wyoming]


                                   /s/ Joseph B. Meyer
                                   --------------------------------------------
                                   Secretary of State


                                   By /s/
                                   --------------------------------------------
                                   Linda O'Neil